1 CREATING A PREMIER ALT FUEL & ENGINE COMPANY Exhibit 99.1 Combining complementary technologies and development focus to expand global customer and product mix

Cautionary Note Regarding Forward Looking Statements
and determinations of our joint venture and development partners, as well as other risk factors and assumptions that may affect our actual results, performance or achievements or financial position discussed in Westport’s most recent Annual Report on Form  40-F for the year ended December 31, 2014, as amended and Fuel System’s Annual Report on
Form 10-K for the year ended December 31, 2014, and other filings made by the companies with securities regulators. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they were made. We disclaim any obligation to publicly update or revise such statements to reflect any change in our expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in these forward looking statements except as required by National
Instrument 51-102. The contents of any website, RSS feed or twitter account referenced in this presentation are not incorporated by reference herein.
This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as
amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.
This presentation contains forward-looking statements, including statements regarding the anticipated timing for and ultimate completion of the merger, result, timing and financial metrics associated with Westport's and Fuel Systems' combined operating business units and consolidated business, revenue and cash usage expectations, the effect of the proposed reorganization and restructuring of our business, continued research and development investment, future of our development programs, timing for launch, delivery and completion of milestones related to the products referenced herein, Westport's and
Fuel Systems’ expected actions and results relating to the key components of its strategy in 2015 and to the integration of Westport’s and Fuel Systems’ businesses, future sales of assets and the benefits therefrom, the demand for our products, the future success of our business and technology strategies, investment in new product and technology development and otherwise, cash and capital requirements, intentions of partners and potential customers, the performance and competitiveness of Westport's and Fuel
Systems’ products and expansion of product coverage, future market opportunities, speed of adoption of natural gas for transportation and terms and timing of future agreements as well as the combined company’s management's response to any of the aforementioned factors. These statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties and are based on both the views of management and assumptions that may cause our actual results, levels of activity, performance or achievements and ability to complete the proposed merger to be materially different from any future results, levels of activities, performance or achievements expressed in or implied by these forward looking statements. These risks and uncertainties include risks and assumptions related to our revenue growth, operating results, industry and products, the general economy, conditions of and access to the capital and debt markets, governmental policies, regulation and approvals, technology innovations, fluctuations in foreign exchange rates, operating expenses, the availability and price of natural gas, global government stimulus packages, the acceptance of and shift to natural gas vehicles, the relaxation or waiver of fuel emission standards, the inability of fleets to access capital or government funding to purchase natural gas vehicles,  the development of competing technologies, our ability to adequately develop and deploy our technology, the actions

Non-GAAP Financial Measures
»
This communication may contain certain non-GAAP financial measures, which management believes are useful to investors and others in evaluating business combinations. Further detail and reconciliations between the non-GAAP financial measures and the GAAP financial measures are available in the most recent press releases of Westport and Fuel Systems Solutions concerning quarterly financial results, filed with the SEC on Form 6-K.
Additional Information and Where to Find it
»
Westport will file with the SEC a registration statement on Form F-4, which will include the proxy statement of Fuel Systems that also constitutes a prospectus (the
“proxy statement/prospectus”).
INVESTORS AND SHAREHOLDERS ARE URGED TO
READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT
DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY CAREFULLY
WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT
INFORMATION ABOUT WESTPORT, FUEL SYSTEMS, THE PROPOSED
TRANSACTIONS AND RELATED MATTERS.
Investors and shareholders will be able
to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties through the website maintained by the SEC at
www.sec.gov.
In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties by contacting Westport Investor Relations at +1 604-718-2046 or
invest@westport.com (for documents filed with the SEC by Westport) or Fuel
Systems Investor Relations advisors, LHA, at 1-415-433-3777 or fuel@lhai.com (for documents filed with the SEC by Fuel Systems).
Participants in the Solicitation
»
Westport, Fuel Systems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Fuel
Systems in respect of the proposed transactions contemplated by the proxy statement/prospectus.
Information regarding the persons who are, under the rules
of the SEC, participants in the solicitation of the shareholders of Fuel Systems in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC.
Information regarding Westport’s
directors and executive officers is contained in Westport’s Annual Report on Form
40-F for the year ended December 31, 2014, as amended, and its  Management
Information Circular, dated March 11, 2015, which is filed with, in the case of the
Annual Report on Form 40-F, and furnished to, in the case of the Management
Information Circular, the SEC and can be obtained free of charge from the sources indicated above. Information regarding Fuel System’s directors and executive officers is contained in Fuel System’s Annual Report on Form 10-K for the year ended
December 31, 2014 and its Proxy Statement on Schedule 14A, dated April 14, 2015, each of which are filed with the SEC and can be obtained free of charge from the sources indicated above.

Important Additional Information

Participants
Mr. David Demers,
Chief Executive Officer
Ms. Nancy Gougarty,
President
and Chief Operating Officer
Mr. Ashoka
Achuthan,
Chief Financial Officer
Mr. Mariano
Costamagna,
Chief Executive Officer
Mr. Andrea Alghisi,
Interim Chief Operating Officer
Mr. Pietro Bersani,
Chief
Financial
Officer

Strategic rationale
»
Creates a premier alternative fuel
vehicle and engine company
with operations in more than 70
countries
»
Complementary technologies
and expertise create an
expanded product and
technology portfolio
»
Combined company to possess
scale and positioning to
compete effectively, grow, and
deliver strong shareholder
returns as markets improve
»
Unanimously approved by both
boards of directors
5
Transaction Overview
Structure
Stock for stock transaction resulting in market value of $351 million*
Consideration
•
FSYS shareholders will receive 2.129 WPRT shares for each share of FSYS common stock they own at closing
•
10.0% premium to implied current exchange ratio and 23.9% premium on implied exchange
ratio
over
the
last
30
days
VWAP
as
of
August
31,
2015
Pro forma
ownership
following closing
•
Existing Westport shareholders will hold ~64% of combined company
•
Existing Fuel Systems shareholders will hold ~36% of combined company
Synergies and
accretion
•
Estimated
annual
pre-tax
savings
and
merger
synergies
of
$30
million
fully-realized
by 2018
•
Expected to be accretive to Westport earnings in 2016
Governance
•
Combined
company
will
be
headquartered
in
Vancouver,
Canada
•
Selected
by
Fuel
Systems,
Mariano
Costamagna,
and
with
two
directors
to
be
confirmed,
will
be
nominated
for
addition
to
the
combined
company’s
Board
of
Directors
Management
•
Mr. David Demers and Westport executive team will lead the combined company.
•
Mr.
Mariano
Costamagna
will
serve
in
a
senior
advisory
position
of
the
company's
new
business unit with additional titles in the organization to be determined at a later date
Timing and closing
conditions
•
So far, shareholders owning
34% of FSYS and 15%
of WPRT
outstanding shares have
agreed to vote their shares in favor of the merger
•
Subject
to
both
companies’
shareholder
approvals,
regulatory
approvals
and
customary
closing conditions
•
Expected to close in Q4 2015
* Based on closing prices as of August 31, 2015

For Westport
»
Two companies, both rich in technology innovation
and with proven track records of manufacturing,
production and sales, will provide greater breadth
of alternative fuel systems solutions as products
and development engineering to OEM partners
globally.
»
Combined company’s product offerings will span a
more comprehensive array of natural gas solutions
from passenger cars to heavy-duty trucks to
locomotives and marine applications to stationary
power.
»
We expect that the increased scale of products and
consolidation of facilities will produce both cost-
efficiencies and enhanced products, ultimately
creating value for all our customers and our
shareholders.
»
Combination of a strong intellectual property
position, prolific development and
commercialization efforts will help expand the
product pipeline for the industry, preparing us to
compete more effectively as our end markets turn
around.
»
This transaction marks a milestone in our strategic
plans, whereby Westport will realize increased sales
and significant cost efficiency opportunities while
continuing to focus on the development, validation
and launch of its proprietary HPDI 2.0 and
enhanced spark ignition technology.

A Compelling Merger

For Fuel Systems Solutions
»
After conducting a lengthy strategic
evaluation process, Fuel Systems’
Strategic Oversight Committee
determined that this opportunity creates
significant returns for the shareholders of
Fuel Systems.
»
Bringing together these two premier
companies in alternative fuel technology
combines our technology expertise and
long-standing relationships with global
OEMs, our strong shared focus on
improving profitability, and aligns our
corporate cultures, creating an ideal fit.
»
We are creating a strong platform for
growth in all of our addressable markets
from which to best serve our customers.
»
The combined businesses and brands
mean increased scale and relevance both
internationally and in the U.S.
»
We are confident that we have found the
right partner, and look forward to
working together as we integrate the two
companies.

A Compelling Merger

2014 Revenue ($M)

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Westport

Industry Overview
1
1.
Selected Competitors        2. Represents energy segment revenues      3. Represents total revenues      4. Represents 2013 revenues      5. PF for Power Integration acquisition
Note: Foreign figures translated into USD at the exchange rate as of FYE
Industrial
HD / MD
automotive
LD
automotive
CNG
compression
Fuel storage
APPLICATION
SEGMENTS
469.7
388.0
339.1
282.2
255.6
220.2
130.6
85.9
47.5
41.2
34.1
30.9
27.3
22.2
12.6
917.2
Clean Diesel Quantum
Tech.
Landi
Renzo
Enovation
Controls
4
Hexagon
Westport
Nikki Co.
Agility
Tartarini
Auto Spa
Tech.
Ventrex
4
Zenith FS
Clean Air
Power
Woodward
2
Romano
4
Rotarex
3,4
Fuel
Systems
FSYS +
WPRT
PSI
5
10.5
7.5

STRATEGIC HIGHLIGHTS 9

»
The combined company
will have a broad global
reach, and will
be able to serve
the world’s largest and
fastest growing markets
through a fortified
geographic footprint,
greater product diversity,
and a leading
distribution network
spanning 70 countries.
10
Increased Scale and
Opportunity to Better Serve Customers
2
2
3

BRC GAS EQUIPMENT

BRC FuelMaker

IMPCO AUTOMOTIVE

mte srl

DRESSER CUBOGAS

TA GAS TECHNOLOGY

ZAVOLI

Gfi

IMPCO

AFS

Westport WING POWER SYSTEM

Westport iCE PACK LNG TANK SYSTEM

Westport PARTS + SERVICE

emer

OMVL

Prins

VALTEK

Westport

» The merger combines 17 brands in the automotive and industrial space. 11 Company & Product Brands FUEL SYSTEMS SOLUTIONS WESTPORT

Kubota
Ford
KIA
COMBILIFT
MITSUBISHI MOTORS
NISSAN
CATERPILLAR
SUBARU
HYUNDAI
HONDA
CHEVROLET
GM
Linde
KOHLER
IVECO
dr automobiles groupe
FIAT
Mercedes-Benz
Tailift
PEUGEOT
CITROËN
Ashok Leyland
TATA
ISUZU
mazda
TOYOTA
Great Wall
Jeep
VOLVO
HEXAGON LINCOLN
RENAULT
PIAGGIO
SSANGYONG
SUZUKI
MARUTI SUZUKI
STILL
浙江新柴股份有限公司
Power Generation
DRESSER Waukesha
Carrier TRANSICOLD
CLARK THE FORKLIFT
YUCHAI
HINO
DAIMLER
JUNGHEINRICH
plug power
BRIGGS & STRATTON

PSA PEUGEOT CITROËN
Ford
DELPHI
GM
Cummins
KENWORTH
潍柴动力 WEICHAI POWER
CAT
IVECO
Mack
MAN
FIAT
CITROËN
Ashok Leyland
ISUZU
PEUGEOT
PACCAR
TATA
VOLVO
HYUNDAI
RENAULT
FREIGHTLINER
SUZUKI
MARUTI SUZUKI
Power Generation
ГРУППА ГАЗ
mtu
YUCHAI
DAIMLER
GE
Peterbilt
CLARK THE FORKLIFT

Westport

»
The customer bases and communities will be served with an outstanding asset base and state-of-the-art facilities strategically located across 5 continents.
*
not all customers listed
12
Complementary Customer Bases
FUEL SYSTEMS SOLUTIONS
*
WESTPORT
*

»
Both companies have a long history of
technology innovation and
engineering capabilities, which have
garnered the interest and demand
from global vehicle and engine OEMs.
»
The combined company will have filed
over 500
patents in CNG/LNG/LPG
parts and systems worldwide. This
combination of a strong intellectual
property position, and prolific
development and commercialization
efforts will help expand the product
pipeline for the industry.
13
Premier Technology Position
*
As of January 15, 2015 and based on the patent search results of publicly available data within the International Patent Classification F02, meeting the search term criteria: one of ("engine" or "combustion" or "injector" or "injection valve") and ("natural gas" or "methane" or "gaseous fuel") and in the claims, not ("fuel cell" or "turbine"). This chart includes issued or granted patents from:  Argentina, Australia, Austria, Belgium, Brazil, Bulgaria,
Canada, China, Czech Republic, Denmark, Eurasian Patent Organization Grants, European Patent Office Grants, Finland, France, Georgia, Germany,
Greece, Hong Kong, Hungary, India, Ireland, Italy, Japan, Latvia, Lithuania, Malaysia, Mexico, Moldova, Monaco, Morocco, Netherlands, Norway, OAPI
grants, Philippines, Poland, Portugal, Romania, Russian Federation, Serbia, Singapore, Slovakia, Slovenia, South Africa, South Korea, Spain, Sweden,
Switzerland, Taiwan, Tajikistan, Turkey, UK, Ukraine, USA, USSR, Yugoslavia, and pending published patent applications from: Canada, China, the
European Patent Office, USA, and the World Intellectual Property Office.
Continental
Mazda
Bosch
Porsche
Honda
GE
Ford
Toyota
Caterpillar
FSYS + Westport
Top 10 Companies with
Natural Gas Engine Related Patents*
105
111
125
127
145
187
242
334
363
500+

»
Upon closing, the combined company:
Will continue trading on both the TSX and Nasdaq
as WPT and WPRT respectively; under the name
Westport Fuel Systems Inc., headquartered in
Vancouver, Canada
New business unit called Fuel Systems Automotive
and Industrial Group, with its automotive division
headquartered in Cherasco, Italy and its industrial
division headquartered in Santa Ana, CA
»
Mr. David Demers and the rest of the
Westport executive team will lead the
combined company.
»
Mr. Mariano Costamagna, who is retiring
as CEO of Fuel Systems, will serve in a
senior advisory position of the
company's new business unit with
additional titles in the organization to be
determined at a later date.
»
Top talent across the combined
organization will be evaluated and
retained based on the organization’s new
structure.
»
Three individuals selected by Fuel
Systems—Mariano Costamagna, and two
directors to be confirmed—will be
nominated for addition to the combined
company’s Westport’s Board of Directors.

Management, Board Composition & Headquarters

TRANSACTION DETAILS 15

Westport

Fuel Systems Solutions

Westport

Westport

Transaction Process
1.
Westport will create a
new entity called
Westport Merge Co.
2.
Fuel Systems Solutions, Inc. will merge with Whitehorse Merger Sub Inc.
The new entity will be called Fuel Systems Solutions
3.
Fuel Systems Solutions shareholders will receive 2.129 Westport
Innovations shares as consideration for each share of Fuel Systems common stock they own at closing.
Whitehorse
Merger Sub
Inc.
Fuel Systems
Solutions, Inc.
Whitehorse
Merger
Sub Inc.

»
Shareholders owning approximately
34% of Fuel Systems and
approximately 15% of WPRT
outstanding shares so far, have each
agreed to vote their shares in favor of
the merger.
»
The transaction is subject to regulatory
approvals such as:
Expiration or termination of the applicable
waiting period under the Hart-Scott-Rodino
Antitrust Improvements Act and certain
other anti-trust approvals
SEC Review
»
The transaction is also subject to the
approval of Fuel Systems’ and Westport
shareholders.
Information circular and proxy statements/
prospectus in advance of special meetings
Shareholder meetings at respective locations
Shareholders can vote in person or by
signing and returning their form of proxy
Requirement for the merger to be approved
by simple majority (50% plus one) of votes
cast present in person or by proxy
»
The transaction is expected to close in
the fourth quarter of 2015.

Transaction Process Details

FINANCIAL HIGHLIGHTS 18

»
The transaction is expected to be accretive to
Westport’s earnings per share and adjusted
EBITDA in 2016, excluding one-time costs, with
approximately $30 million per year of expected
annual pre-tax savings and merger synergies
fully realized by calendar year 2018
~$15 million in annualized benefits expected to be
generated by Fuel Systems’ restructuring program in
2016 and beyond
Westport’s initiatives to reach positive adjusted EBITDA
positive by mid 2016
Combination of reductions in corporate management
costs, manufacturing costs, and operating expenses
So far, shareholders owning 34% of FSYS and 15% of WPRT
outstanding shares have agreed to vote their shares in favor of the merger
»
The combined company savings and merger
synergies are expected to generate positive
effects on Westport’s adjusted EBITDA results
and target for breakeven by mid 2016
»
Combined annual revenues ranging from $380
to $405 million projected for 2015
»
On a pro forma basis, the combined company
had approximately $117 million in cash and
short term investments as of June 30, 2015

Positive Financial Impacts

»
Compelling merger creates premier
alternative fuel vehicle and engine company
Combines complementary technologies,
development focus, customers and product mix
Scales globally, building foundation for future
growth as markets improve
»
Stock-for-stock consideration
10.0% premium to yesterday’s closing price
implied exchange ratio and 23.9% premium on
implied exchange ratio over past 30 days VWAP
as at August 31, 2015
»
$30 million in annual pre-tax savings and
merger
synergies
Fuel Systems restructuring program
Westport initiatives to meet adjusted EBITDA
target for mid 2016
Reductions in corporate management costs,
manufacturing costs, and operating expenses
Accretive to combined company earnings and
adjusted EBITDA in 2016
»
Unanimously approved by both
boards of directors
»
Expected to close in Q4 2015 subject to
shareholder and regulatory approvals

Summary and Key Highlights

9/1/2015 Visit www.westport.com/merger Visit phx.corporate- ir.net/phoenix.zhtml?c=109507&p=irol- ProjectEngine 21 FOR MORE INFORMATION ABOUT THIS MERGER: